Exhibit 23

Deloitte &
 Touche LLP
-----------         ----------------------------------------------------------
                    250 East Fifth Street         Telephone: (513) 784-7100
                    P.O. Box 5340
                    Cincinnati, Ohio 45201-5340




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-8 of our reports dated August 8, 1996 and September 30, 1996 incorporated by reference from the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 1996 and appearing in the Transition Report on Form 11-K of the Procter & Gamble Subsidiaries Savings and Investment Plan for the transition period from January 1, 1996 through July 31, 1996, respectively. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/DELOITTE & TOUCHE LLP
Cincinnati, Ohio
October 11, 1996














------------------
Deloitte Touche
Tohmatsu
International
------------------